Exhibit 99.1

Exascale Labs and D. Boral ARC Acquisition I Corp. Announce Shareholder Approval of Business Combination

SAN FRANCISCO, July 29, 2026 (GLOBE NEWSWIRE) – Exascale Labs Inc. (“Exascale”), a provider of next-generation AI compute infrastructure, and D. Boral ARC Acquisition I Corp. (Nasdaq: BCAR) (“BCAR”), a special purpose acquisition company, today announced that at the Extraordinary General Meeting of Shareholders of BCAR (the “Meeting”) held today, Wednesday, July 29, 2026, BCAR’s shareholders voted to approve the previously announced business combination between Exascale and BCAR (the “Business Combination”), as well as all other proposals related to the Business Combination considered and voted upon at the Meeting.

BCAR and Exascale expect the Business Combination to be completed shortly, subject to the satisfaction or waiver of remaining closing conditions. Upon closing, the combined company (“PubCo”) is expected to operate as Exascale Labs Holdings Inc. and its shares of Class A common stock and warrants are expected to trade on Nasdaq under the ticker symbols “XLAB” And “XLABW,” respectively.

Following redemptions by BCAR shareholders in connection with the Meeting, there is approximately $12 million remaining in BCAR’s trust account, which amount, net of transaction expenses, will be available to PubCo at closing. The amount retained in the trust account satisfies the minimum cash closing condition under the terms of the business combination agreement. Exascale and BCAR do not currently anticipate pursuing any additional financing prior to closing the transaction.

The results of the Meeting, as tabulated by an independent inspector of elections, will be included in a current report on Form 8-K to be filed by BCAR with the U.S. Securities and Exchange Commission (the “SEC”).

About D. Boral ARC Acquisition I Corp.

BCAR is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Exascale

Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU-as-a-Service, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AI data center operators.

In addition, Exascale has developed certain modular data center, high-density cooling, HVDC power and energy storage solutions designed to address deployment bottlenecks in AI infrastructure. Exascale’s platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. For more information about Exascale, please visit: https://www.exascalelabs.ai

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions. These statements include, without limitation, statements regarding the proposed Business Combination, the expected timing and completion of the Business Combination, the expected trading of PubCo’s Class A common stock and warrants on Nasdaq, expectations regarding the need for additional third-party financing, and the anticipated use of the proceeds of the cash held in trust after redemptions. They also include statements regarding AI infrastructure technologies, the expected demand for AI compute infrastructure, Exascale’s market positioning, and its business strategy, partnerships, and growth.

These statements are based on current expectations and assumptions, and involve risks and uncertainties that could cause actual results or events to differ materially, including, among others, the ability to complete the Business Combination and satisfy closing conditions, changes in customer demand, supply constraints for GPUs and related infrastructure components, competitive pressures, technological risks, operational performance, regulatory changes, and macroeconomic factors.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results contained in or implied by these forward-looking statements. There may be additional risks that neither BCAR, PubCo nor Exascale presently know or can anticipate or that BCAR, PubCo and Exascale currently believe are immaterial that could also cause actual results to differ materially from those contained in or implied by the forward-looking statements. In addition, forward-looking statements reflect BCAR’s, Exascale’s and PubCo’s expectations, plans or forecasts of future events and views as of the date of this press release. BCAR, Exascale and PubCo anticipate that subsequent events and developments will cause BCAR’s, Exascale’s and PubCo’s assessments to change. However, while BCAR, Exascale and PubCo may elect to update these forward-looking statements at some point in the future, BCAR, Exascale and PubCo specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by BCAR. Readers are cautioned not to place undue reliance upon any forward-looking statements.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact

Nick Hresko-Staab
KCSA Strategic Communications
Exascale@KCSA.com

Media Contact

Hannah Erger
KCSA Strategic Communications
Exascale@KCSA.com